Exhibit 3(b)

As amended by the Board of Directors as of April 6, 2006

                           ALBANY INTERNATIONAL CORP.

                                     BY LAWS

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

      SECTION 1. An annual meeting of the stockholders for the election of directors and such other business as may properly come before such meeting shall be held on such date prior to September 1 of each year, and at such place and time, as shall be designated by the Board of Directors or by such person or persons as the Board of Directors shall authorize.

      SECTION 2. Special meetings of stockholders may be called at any time by a majority of the whole number of members of the Board of Directors. It shall also be the duty of the Chairman of the Board, or, if that office is vacant, the President, to call a special meeting whenever requested in writing to do so by stockholders holding shares of common stock of the Company entitling such stockholders to cast a majority of the votes for the election of directors. Any such request shall state the purpose or purposes for which the meeting is to be called. No business shall be transacted at a special meeting of stockholders other than business stated in the notice of such meeting as the purpose or purposes for which the meeting is called.

      SECTION 3. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote thereat, stating the place, date and hour or the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting. Such notice may be given by mail or by such other means as is permitted by law.

      SECTION 4. At all meetings of stockholders, shares of common stock of the corporation entitling the holders thereof to cast a majority of the votes for the election of directors, present in person or by proxy, shall constitute a quorum.

      SECTION 5. At all meetings of stockholders, only such persons shall be entitled to vote, in person or by proxy, as appear as stockholders on the books of the corporation on the record date for such meeting. The Board of Directors may fix a record date for a meeting as permitted by law.

      SECTION 6. The Chairman of the Board of Directors shall preside at all meetings of stockholders. If the Chairman of the Board of Directors is absent or that office is vacant, the President shall preside. If the Chairman of the Board of Directors and the President are absent, or those offices are vacant, the longest serving member of the Board of Directors present shall preside at the meeting unless otherwise determined by the Board of Directors.


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      SECTION 7. Proposals of stockholders, including nominations of persons for election to the Board of Directors of the corporation, shall not be presented, considered or voted upon at an annual meeting of stockholders of the corporation, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the corporation at its principal executive offices at P.O., Box 1907, Albany, New York, 12201 not less than 100 days nor more than 180 days prior to the anniversary date of the last preceding annual meeting of stockholders and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. Each such notice shall set forth (i) the proposal desired to be brought before the annual meeting and the reasons for presenting such proposal at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder making such proposal, (iii) the number and class of shares owned beneficially or of record by such stockholder, (iv) any material interest of such stockholder in the proposal and (iv) such other information with respect to the proposal and such stockholder as is required to be disclosed in solicitation of proxies to vote upon such proposal, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("the Proxy Rules"). In the case of proposed nominations of persons for election to the Board of Directors, each such notice shall also (i) set forth such information with respect to such nominees and the stockholder proposing the nominations as is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Proxy Rules and (ii) be accompanied by the written consent of each proposed nominee to being named in the corporation's proxy statement as a nominee and to serving as a director if elected and by written confirmation by each such nominee of the information relating to such nominee contained in the notice.

                                   ARTICLE II

                                    DIRECTORS

      SECTION 1. Until changed by the Board of Directors as hereinafter provided, the number of directors shall be nine. The number of directors may be changed by the Board of Directors to such number, not less than three, as the Board of Directors may determine from time to time. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall hold office until the next annual meeting of stockholders, or the delivery of a consent or consents in lieu thereof, and until his or her successor has been elected and qualified. No person shall be elected a director of the corporation after he or she shall have reached the age of 72 years; but any person who shall, while a director, reach the age of 72 years may continue to serve until the next annual meeting, or the delivery of a consent or consents in lieu thereof, and until his or her successor has been elected and qualified.

      SECTION 2. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in the Board of Directors for any reason, may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director.

      SECTION 3. The Board of Directors may hold meetings at such times and places as it may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, by the President or by any three directors. Notice of each regular or special meeting of the Board of Directors, stating the time and place thereof, shall be given, orally or in writing, personally, by mail, telephone, facsimile or other electronic means or by any other reasonable method at least 48 hours prior to such meeting. A director may waive such notice in writing, either before

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or after the meeting. Attendance in person at any meeting of the Board of
Directors shall be deemed to constitute waiver of notice by a director.

      SECTION 4. The Board of Directors may provide for compensation to, and expenses of, its members for attendance at meetings of the Board and any committees or subcommittees thereof. The Board of Directors may also provide for compensation to, and expenses of, committees of stockholders.

      SECTION 5. The Board of Directors may designate one or more committees consisting of one or more members of the Board of Directors. Such committees shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to documents, as the Board of Directors may provide in the resolution establishing such committee or by other action taken from time to time. To the extent permitted by applicable law, regulations and rules, a committee may delegate its responsibilities to a subcommittee comprised of one or more members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee or subcommittee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. No committee or subcommittee shall have power or authority to (i) approve, adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (ii) amend the By Laws of the corporation.

      SECTION 6. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee or subcommittee thereof may be taken without a meeting if all of the members of the Board or such committee or subcommittee consent thereto in writing, and the writing or writings are filed with the minutes of the Board or Committee.

      SECTION 7. Members of the Board of Directors, or any committee or subcommittee, may participate in a meeting of the Board, committee or subcommittee by means of conference telephone or similar communications equipment that permits all persons participating in the meeting to hear each other participant, and participation in a meeting in such manner shall constitute presence in person at the meeting.

      SECTION 8. The Board of Directors shall elect a Chairman, who shall preside at all meetings of the Board of Directors. If the Chairman of the Board is absent or that office is vacant, the President shall preside. If the Chairman of the Board and the President are absent, or those offices are vacant, the longest serving member of the Board of Directors present shall preside at the meeting unless otherwise determined by the Board of Directors.

                                   ARTICLE III

                               CORPORATE OFFICERS

      The Board of Directors may elect or appoint a President, one or more Vice Presidents, a Secretary and a Treasurer and such other corporate officers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person. Each officer shall have such

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authority, and perform such duties, as usually devolve upon his or her office or as may otherwise be determined from time to time by the Board of Directors or provided for in the By Laws of the corporation.

                                   ARTICLE IV

                                 INDEMNIFICATION

      SECTION 1. The corporation shall indemnify any person who is a party, or is threatened to be made a party, or who is called or threatened to be called to give testimony (whether during pre-trial discovery, at trial or otherwise) in connection with any threatened, pending or completed action, suit or proceeding of any kind, whether civil, criminal or investigative, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against costs, expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, (ii) such person did not personally gain, as a result of the acts or omissions to which such action, suit or proceeding relates, a financial profit or other financial advantage to which such person was not legally entitled and, (iii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in the preceding sentence.

      SECTION 2. Any person entitled to indemnification under Section 1 of this
Article IV shall, upon delivery to the corporation of the undertaking described in the following sentence, be entitled to require the corporation to pay, in advance of the final disposition of any action, suit or proceeding in respect of which indemnification is required hereunder, the costs and expenses (including attorneys fees) reasonably incurred by such person from time to time in connection with such action, suit or proceeding. The undertaking referred to above shall be a valid, written agreement of such person to repay all amounts paid to such person by the corporation pursuant to the preceding sentence if it shall ultimately be determined that such person is not entitled to indemnification by the corporation under this Article.

      SECTION 3. In the event the corporation refuses to indemnify any person and an action, suit or proceeding is commenced in order to determine whether such indemnification is required under this Article IV, or in the event of any action, suit or proceeding to enforce any undertaking referred to in Section 2 of this Article, (i) the corporation, and any other participant in such an action, suit or proceeding who asserts that such person is not entitled to indemnification by the corporation under this Article, shall have the burden of proof to establish that such person is not entitled to indemnification under this Article, and (ii) if, as a result of such action, suit or proceeding, such person is held to be entitled to indemnification under this Article, or if the corporation and all other participants asserting such claim cease to pursue the claim that such person is not entitled to indemnification, then the corporation shall, in addition to the indemnification otherwise required under Section 1 of this Article, indemnify such person against the costs and expenses (including attorneys fees) reasonably incurred by such person in connection with the action, suit or proceeding in which such person's right to indemnification was disputed.


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      SECTION 4.

      (a) The Board of Directors of the corporation may authorize the purchase and maintenance by the corporation of insurance for the benefit of any person or persons entitled to indemnification under this Article covering risks of the kind to which such indemnification relates. Such insurance coverage may exceed the scope of such indemnification.

      (b) If, at any time, any person receives proceeds from an insurance policy referred to in the preceding subsection (a) on account of any matter with respect to which such person is entitled to indemnification under this Article, the indemnification obligations of the corporation under this Article shall be reduced by the amount of such proceeds so received.

      (c) Upon payment by the corporation of any amount as indemnification under this Article, the corporation will be subrogated, to the extent of such amount, to the rights, if any, of the indemnified person under any insurance policy covering risks of the kind to which indemnification under this Article relates, and the indemnified person will cooperate to facilitate the corporation's enforcement of such subrogation rights.

      SECTION 5. Indemnification rights provided under this Article IV shall be deemed to be contract rights. No modification or termination of any provision of this Article or of the rights provided hereunder shall diminish or change any right of any person to indemnification under this Article with respect to any action, suit or proceeding which relates to acts or omissions of such person occurring prior to the time when such person receives written notice that such modification or termination has occurred.

      SECTION 6. The Board of Directors of the corporation may authorize the execution and delivery by the corporation of indemnification agreements with and person or persons whom the corporation has the power to indemnify under applicable law. Such agreements may contain such provisions as the Board of Directors may approve and as are not prohibited by law.

      SECTION 7. The rights of indemnification provided in this Article IV are not intended to be exclusive of any other rights of indemnification to which any person may be or become entitled, whether by reason of law, contract, action by the Board of Directors or otherwise.

      SECTION 8. For purposes of this Article IV: references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" for purposes of this Article.

      SECTION 9. The rights of indemnification provided in this Article IV (including, without limitation, rights to advancement of costs and expenses) shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation with respect to acts or omissions occurring

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while such person was a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person with respect to such acts or omissions.

                                    ARTICLE V

                              AMENDMENT OF BY LAWS

      SECTION 1. These By Laws may be amended at any time, and from time to time, by the Board of Directors or by the stockholders of the corporation.